Exhibit 10.24

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

FIRST AMENDMENT TO SPONSORED RESEARCH AGREEMENT

This Amendment (the “SRA Amendment”) is entered into as of January 11, 2021 (the “SRA Amendment Effective Date”), by and between The Broad Institute, Inc., a non-profit Massachusetts corporation, with a principal office at 415 Maine Street, Cambridge, MA 02142 (“Broad”) and Editas Medicine, Inc., a Delaware corporation, located at 11 Hurley Street, Cambridge, MA 02141 (“Editas”), and amends that certain Sponsored Research Agreement, dated as of June 7, 2018 (the “Sponsored Research Agreement”). Broad and Editas may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Broad and Editas are party to the Sponsored Research Agreement; and

Whereas, the Parties wish to amend the Sponsored Research Agreement as follows;

Now, Therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 3.5.1 of the Sponsored Research Agreement is amended by adding the following to the end of such section:

“Notwithstanding the foregoing, in the event that the Company qualifies as a Well-Known Seasoned Issuer as defined in the Securities Act, then the Company may, upon notice to Broad, issue such number of shares of Common Stock that are Public Securities as calculated in accordance with the immediately preceding sentence (which shares, for the avoidance of doubt, shall not be registered under the Securities Act at issuance) no later than [**] after the applicable Trigger Date in full or partial satisfaction of a Research Payment, so long as the Company uses its commercially reasonable efforts to file a prospectus supplement that constitutes a Resale Registration Statement on the Trading Day on which such shares are issued and such prospectus supplement is filed no later than [**] following such issuance.  Any shares issued pursuant to the prior sentence shall be deemed Note Shares for purposes of this Agreement.”

2.	Effect of Amendment. Except as specifically amended herein, the Sponsored Research Agreement is hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this SRA Amendment, on and after the date hereof, each reference in the Sponsored Research Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with each such agreement, shall mean and be a reference to such agreement, as amended hereby.

3.	Governing Law. This SRA Amendment shall be construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision.
4.	Counterparts. This SRA Amendment may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties hereto have caused this SRA Amendment to be executed and entered into by their duly authorized representatives as of the SRA Amendment Effective Date.

The Broad Institute, Inc.		Editas Medicine, Inc.

By:	/s/ Issi Rozen	By:	/s/ Cynthia Collins

Name:	Issi Rozen	Name:	Cynthia Collins

Title:	Chief Business Officer	Title:	President and Chief Executive Officer

Signature Page to SRA Amendment